                          SEAVIEW VIDEO TECHNOLOGY, INC
                        COMPUTATION OF PER SHARE EARNINGS

                                                       Year Ended            Year Ended            Year Ended
                                                       December 31,       December 31,           December 31,
                                                         2000                  1999                   1998
                                                         ----                 -----                   -------

Net Income                                          $ (2,204,461)           $   47,023           $   122,774
                                                    =============           =============        =============
Pro Forma Net Income                                $          0            $   26,951           $    87,898
                                                    =============           =============        =============

Shares:
Basic weighted average number of shares
outstanding                                            12,051,616            7,105,644             6,000,000
Additional shares adjusted under nonvested stock
for diluted earnings per share
                                                                0            2,622,553                     0
                                                    -------------          --------------       --------------
Diluted weighted average number of shares
outstanding                                            12,051,616            9,728,197             6,000,000
                                                    =============          =============        =============

Basic Earnings per Share
Net Income                                                   (.18)               .01                     .02

Pro forma Net Income                                           -                 .00                     .02

Diluted Earnings per Share
Net Income                                                   (.18)               .01                     .02

Pro forma Net Income                                           -                 .00                     .02